UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2010

REAL ESTATE ASSOCIATES LIMITED V

(Exact name of Registrant as specified in its charter)

California	0-012438	95-3768810
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited V, a California limited partnership (the “Registrant”), owns a 99% limited partnership interest in Richland Senior Associates, a Washington limited partnership (the “Partnership”). The Partnership owned Richland Three Rivers Retirement Apartments (“Three Rivers”), a 40-unit apartment complex located in Richland, Washington.

As previously disclosed, on June 25, 2009, the Partnership entered into a Purchase and Sale Agreement with a third party, American Baptist Homes of the West, a California nonprofit public benefit corporation (the “Purchaser”), relating to the sale of Three Rivers for a total sales price of $1,800,000.

On June 25, 2010, the Partnership sold Three Rivers to an affiliate of the Purchaser for a total sales price of $1,800,000.  The Registrant received a distribution of approximately $500,000. The Registrant had no remaining investment balance in the Partnership at March 31, 2010 and December 31, 2009.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s corporate general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the sales distribution it received, if any, will be available to distribute to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED V

By:  National Partnership Investments Corp.

Corporate General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

  Date:  July 1, 2010